Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated

Franklin, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2016, relating to the consolidated financial statements and schedules of Community Healthcare Trust Incorporated, which is incorporated by reference in that Prospectus.  We also consent to the use in the Prospectus constituting a part of this Registration Statement of (i) our report dated March 24, 2016 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Treasure Coast Medical Pavilion Property and (ii) our report dated March 24, 2016 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Rockside Medical Property, each of which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee
March 31, 2016